SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 31, 2000
                                                 -------------------------------


                           FULLCOMM TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                       0-25007                     65-0656268
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  (State or Other          (Commission File Number)         (IRS Employer
   Jurisdiction                                           Identification No.)
  of Incorporation)


110 West Franklin Avenue, Pennington, New Jersey                     08534
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code        (609) 730-9900
                                                  ------------------------------




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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

     On October 31, 2000, Howard M. Weinstein resigned as the Chairman of the Board, Chief Executive Officer and as a member of the Board of Directors (the "Board") of Fullcomm Technologies, Inc. (the "Company"). Mr. Weinstein's resignation did not involve any disagreement with the Company on any matter relating to the Company's operations, policies or practices and did not request any matter to be disclosed. Mr. Weinstein served as the Company's Chief Executive Officer from May 22, 2000 through October 31, 2000, and had served as a member of the Board since June 20, 2000. Mr. Weinstein's resignation from the Board reduces the Board to four members. As a result, there are currently two vacancies on the Board.

     As set forth in his letter of resignation dated October 31, 2000, Mr. Weinstein claimed that his resignation was based upon his assertion that the Company is currently in breach of, and would not be able to satisfy its future obligations to him under, certain provisions of his employment agreement with the Company, including payment of salary and bonuses. The Company believes that it is not currently in breach of its obligations to Mr. Weinstein under Mr. Weinstein's employment agreement.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit No.                          Description of Exhibit
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17.1             Letter of  resignation dated October 31, 2000, from Howard
                 Weinstein to the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FULLCOMM TECHNOLOGIES, INC.



                                    By: /s/ Brendan G. Elliott
                                        -----------------------------------
                                        Name:  Brendan G. Elliott
                                        Title: President

November 7, 2000